UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Lanham Napier, Chief Executive Officer of Rackspace Hosting, Inc. (“Rackspace”), has entered into a new written stock selling plan for asset diversification purposes in accordance with Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rackspace's insider trading policy. Pursuant to this trading plan, Mr. Napier plans to liquidate up to 750,000 shares in Rackspace.
The shares included in the plan would be issued to Mr. Napier under an existing performance-based restricted stock unit award that was granted to him on February 25, 2009 (the “RSU Award”). The RSU Award will potentially vest on February 25, 2014. The number of shares that would vest is based on the total shareholder return (“TSR”) of the Company's common stock for a 5-year performance period, as compared to the Russell 2000 Index companies over that same performance period. Vesting under the RSU Award will be based on the following TSR results:

5-year RAX TSR performance:	RSUs to vest:

RAX TSR in the top 25% TSR compared to the Russell 2000 Index	250,000
RAX TSR in the top 50% TSR compared to the Russell 2000 Index	500,000
Total potential vested RSUs	750,000

If the Company's TSR is below 50% TSR compared to the Russell 2000 Index, then none of the RSUs would vest.
Selling according to Mr. Napier's plan may not commence until February 25, 2014 (the TSR measurement date), and selling may continue until December 31, 2014, unless sooner terminated. The maximum number of shares that can be sold under this plan represents 10.83% of Mr. Napier's total equity holdings in the Company, including all vested and unvested equity awards.
In addition, Lew Moorman, Rackspace's President; Karl Pichler, Rackspace's Chief Financial Officer; and Joe Saporito, Rackspace's Chief Accounting Officer have all entered into written stock selling plans for asset diversification purposes and/or payment of tax obligation triggered by vesting on equity grants, in accordance with Rule 10b5-1 and Rackspace's insider trading policy.
Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information and allows the insiders to trade in accordance with their plans, regardless of any subsequent material non-public information they receive. These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time. Messrs. Napier, Moorman, Pichler and Saporito will all report transactions made pursuant to their trading plans to the Securities and Exchange Commission as required pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	August 2, 2013	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary